Exhibit 99.1

GENERAL DYNAMICS

2941 Fairview Park Drive
Falls Church, VA 22042-4513	News
www.generaldynamics.com

June 3, 2004
Contact: Rob Doolittle
Tel 703 876 3199
Fax 703 876 3555
rdoolitt@generaldynamics. com

General Dynamics Chairman and CEO Nicholas D. Chabraja Extends Contract to April 2008

FALLS CHURCH, Va. — General Dynamics Chairman and CEO Nicholas D. Chabraja, 61, today extended his employment contract with the company through the end of April 2008, at the board of directors’ request. Chabraja’s previous agreement would have ended on December 31, 2005.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 68,400 people worldwide and anticipates 2004 revenues of approximately $19 billion. The company is a market leader in mission-critical information systems and technologies; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and business aviation. More information about the company can be found at www.generaldynamics.com.

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